                                                                    EXHIBIT 23.7

                                Consent of Expert

         We consent to the use of our firm's name, and the reference to our opinion, in the registration statement on Form S-4 to be filed with the Securities and Exchange Commission relating to the public offering by TekInsight of shares of its Series A convertible preferred stock in connection with the proposed merger of Data Systems Network Corporation with and into TekInsight Services, Inc., a wholly-owned subsidiary of TekInsight.


                                           VALUATION COUNSELORS GROUP, INC.

                                           /s/ Raymond Ghelardi
                                           --------------------
                                           Name: Raymond Ghelardi
                                           Title:   Managing Director


Dated this  ___ day of April, 2000